UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2016, Harvest Natural Resources, Inc., a Delaware corporation (“Harvest”), entered into transactions to amend its existing 15.0% non-convertible note due 2020 and to make a loan, via one of its subsidiaries, to a third party. The note amendment and loan transaction are described in the ensuing paragraphs. The parties involved in the transactions are:

•	HNR Energia B.V., a Curacao company (“HNR Energia”) and a wholly owned subsidiary of Harvest;

•	Harvest-Vinccler Dutch Holding B.V., a Netherlands company (“HVDH”) and a majority (51%) owned subsidiary of Harvest;

•	HNR Finance B.V., a Netherlands company (“HNR Finance”) and a wholly owned subsidiary of HVDH;

•	CT Energia Holding Ltd., a Malta corporation (“CT Energia”) that is the service provider under the June 19, 2015 management agreement with Harvest and HNR Finance, as described in Harvest’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2015; and

•	CT Energy Holding SRL, a Barbados society (“CT Energy Holding”), which owns approximately 16.6% of Harvest’s outstanding common stock and is a party to the June 19, 2015 securities purchase agreement with Harvest, as described in Harvest’s Current Report on Form 8-K filed with the Commission on June 22, 2015.

On January 4, 2016, Harvest and CT Energy Holding executed and delivered a first amendment (the “Amendment”) to Harvest’s 15% non-convertible promissory note due 2020 (the “Original Note”), dated June 19, 2015, payable to CT Energy Holding in the original principal amount of $25,225,000. The Amendment is effective as of December 31, 2015 and increases the principal amount of the Original Note to $26,083,341, to reflect a loan back to Harvest equal to the amount of interest that otherwise would have been due to CT Energy Holding on January 1, 2016, less withholding tax due as a result of the interest that was owed at January 1, 2016.

On January 4, 2016, HNR Finance provided a loan to CT Energia in the amount of $5,159,719 under an 11% promissory note due 2019 (the “CT Energia Note”), dated January 4, 2016, executed by CT Energia. The purpose of the loan is to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta S.A., a Venezuelan company (“Petrodelta”) that is 40% owned by HNR Finance and through which Harvest’s Venezuelan oil and gas interests are held. The loans to Petrodelta are to assist Petrodelta in satisfying its working capital needs and discharging its obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is to payments of principal and interest from loans that CT Energia has made to Petrodelta. If and when CT Energia receives any payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to prepay unpaid interest and principal under the CT Energia Note. All payments made by CT Energia to HNR Finance under the CT Energia Note must be made in U.S. dollars.

The source of funds for HNR Finance’s $5,159,719 loan to CT Energia was a capital contribution from HVDH, which, in return, received the same aggregate amount of capital contributions from its shareholders, pro rata according to their equity interests in HVDH. Of that aggregate amount of capital contributions, HNR Energia contributed $2,631,457, which it had received as a capital contribution from Harvest.

This is a summary of the Amendment and the CT Energia Note. These documents are attached to this Current Report on Form 8-K as exhibits. The terms of these documents are incorporated into this summary by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to 15.0% Non-Convertible Senior Secured Promissory Note Due 2020, effective as of December 31, 2015, between Harvest Natural Resources, Inc. and CT Energy Holding SRL.

10.2	11.0% Senior Unsecured Promissory Note Due 2019, dated January 4, 2016, executed by CT Energia Holding Ltd. and payable to HNR Finance B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: January 7, 2016

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to 15.0% Non-Convertible Senior Secured Promissory Note Due 2020, effective as of December 31, 2015, between Harvest Natural Resources, Inc. and CT Energy Holding SRL.

10.2	11.0% Senior Unsecured Promissory Note Due 2019, dated January 4, 2016, executed by CT Energia Holding Ltd. and payable to HNR Finance B.V.